UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 12, 2017

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K, filed on April 13, 2017 (the “Form 8-K”), SkyPeople Fruit Juice, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors named on the signature pages thereto (the “Investors”) pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, in a registered direct offering an aggregate of 862,097 shares (the “Shares”) of the Company’s common stock, par value $0.001, at a purchase price of $3.10 per share, for aggregate gross proceeds to the Company of $2,672,500 (the “Offering”).

This Amendment No. 1 to Form 8-K (the “Amendment”) is being filed solely to supplement the exhibits to the Form 8-K with a copy of the opinion of Garvey Schubert Barer relating to the validity of the Common Stock issued in the Offering. A copy of the opinion is filed as Exhibit 5.1 hereto. Except as expressly described herein, this Amendment does not change any of the disclosure contained in the Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
5.1	Opinion of Garvey Schubert Barer
23.1	Consent of Garvey Schubert Barer (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: April 17, 2017	By:	/s/ Hongke Xue
	Name:	Hongke Xue
	Title:	Chief Executive Officer

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